Exhibit 10.1

FIRST AMENDMENT

TO

ROGER “ARI” KAHN’S EMPLOYMENT Agreement

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between Bridgeline Digital, Inc., a Delaware Corporation (“Company”) and Roger “Ari” Kahn (“Employee”), collectively referred to as the parties (the “parties”), and is effective February 25, 2021 (the “Amendment Date”).

WHEREAS, Company and Employee are parties to that certain Employment Agreement with an effective date of September 12, 2019 (the “Employment Agreement”);

WHEREAS, the Parties now desire to modify the Employment Agreement, and in accordance with Article 7, General Provisions, Section 7.5 Modification, may do so accordingly;

WHEREAS, the Board of Directors of the Company upon the recommendation of the Compensation Committee of the Board of Directors of the Company has approved the Amendment of the Employment Agreement in the manner reflected herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.     Section 3.1 is hereby replaced in its entirety with

Section 3.1 Annual Salary. As compensation for his services hereunder, Employee shall be paid a salary at the rate of $13,750.00 semi-monthly (the equivalent of Three Hundred and Thirty Thousand Dollars and Zero Cents ($330,000.00) per year (“Salary”) from the Amendment Date. Salary shall be paid in equal installments not less frequently than twice each month.

2.     Section 6.3 (b) is hereby replaced in its entirety with:

Pay to Employee, or in the event of Employee's subsequent death, to Employee's surviving spouse, or if none, to Employee's estate, as severance pay or liquidated damages, or both, a sum equal to (i) the monthly rate of salary payable to Employee under this Employment Agreement for a period of twelve (12) months, and (ii) (A) if Change in Control, as defined in Section 6.4 below, did occur then the amount of two full bi-annual incentive bonuses, and (B) if Change in Control did not occur then the amount of two full bi-annual incentive bonuses pro-rated to the number of days in the fiscal year that this Section 6.3 is invoked that the Employee was employed by the Employer.

3.     Section 6.3 (d) is hereby replaced in its entirety with:

Pay the Employer’s portion of the COBRA health insurance continuation premium in the same amount Employer contributed for Employee’s health insurance as of the date of Employee’s termination for a period of twelve (12) months and thereafter provide Employee the opportunity to continue to elect COBRA health care continuation at Employee’s cost (provided that Employee makes the required premium contributions); provided, however, that Employer's obligation to contribute its portion of the COBRA insurance premium during this period will cease immediately in the event Employee becomes employed following termination. Employee agrees to notify Employer immediately regarding such new employment; and

4.     Section 6.4 (ii) is hereby replaced in its entirety with:

if a Change of Control, as defined herein, Section 6.3 Termination Without Cause; Termination for Good Reason, shall be applicable.

5.     Section 6.5 is hereby replaced in its entirety with:

Section 6.5 Effect of Non-Renewal. In the event that the employment of Employee is terminated due to non-renewal of this Agreement, Section 6.3 Termination Without Cause; Termination for Good Reason, 6.3 shall be applicable.

6.     Exhibit 3.2 is hereby replaced in its entirety with:

Roger “Ari” Kahn – FY2021 Incentive Bonus*: Beginning February 24, 2021 the Employee will have the opportunity to earn a bi-annual incentive bonus of $68,750.00 ($137,500.00 annually).

The Employee’s Fiscal 2021 bi-annual bonus metrics and objectives will be mutually determined by Employer and Employee.

7.     All terms and provisions of the Employment Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Employment Agreement shall include the terms contained in this Amendment.

8.     This Amendment supersedes any and all prior agreements, and understandings between the parties to the extent it modifies or changes the Employment Agreement. Except as expressly modified by this Amendment, the terms of the Employment Agreement remain in full force and effect.

9.     Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Employment Agreement. This Amendment may be executed in two or more counterparts each of which shall be legally binding and enforceable.

10.     Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

11.     This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.